UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 29, 2003

THE DIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant’s Telephone Number, including Area Code (480) 754-3425.

Item 5. Other Events and Required FD Disclosure
Item 7. Exhibits
SIGNATURE
Index to Exhibits
EX-99.1
EX-99.2

Item 5. Other Events and Required FD Disclosure

On Tuesday, April 29, 2003, Dial and the EEOC announced that they had reached a settlement of the case relating to Dial’s Aurora, Illinois manufacturing facility that was pending in the U.S. District Court for the Northern District of Illinois entitled Equal Employment Opportunity Commission v. The Dial Corporation, Civil Action No. 99 C 3356. The settlement involves a $10 million payment by Dial. A copy of the joint press release is attached as Exhibit 99.1.

This settlement is not expected to materially affect Dial’s earnings for the second quarter or the full year 2003. In that regard, Dial confirms that it currently expects earnings per share from continuing operations to be $0.33 for the second quarter and $1.31 for the year.

The immediately preceding paragraph contains forward-looking statements that are based upon various expectations and assumptions concerning future events and are subject to numerous known and unknown risks that could cause actual events or result to differ materially from those projected. Exhibit 99.2 explains factors that could cause our actual results to differ materially from those set forth in the forward-looking statements. These factors also are set forth in “Management’s Discussion and Analysis of Results of Operations and Financial Condition – Factors That May Affect Future Results and Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2002.

Item 7. Exhibits

(c)	Exhibits

(99.1) Joint Press Release dated April 29, 2003.

(99.2) Private Securities Litigation Reform Act of 1995 Safe Harbor Compliance Statement for Forward-Looking Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation April 29, 2003

/s/ Conrad A. Conrad

Conrad A. Conrad Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibits

(99.1) Joint Press Release dated April 29, 2003.

(99.2) Private Securities Litigation Reform Act of 1995 Safe Harbor Compliance Statement for Forward-Looking Statements